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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-77564) and in the Registration Statements on Form S-8 (No. 33-28936, No. 33-40802, No. 33-82342, No. 333-28557, No. 333-72615 and No. 333-72619) of American Bankers
Insurance Group, Inc. of our report dated March 23, 1999 appearing on page 52 of this Form 10-K.







PRICEWATERHOUSECOOPERS LLP


Miami, Florida
March 23, 1999























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